Pricing Supplement Dated November 20, 1997   Rule 424 (b)(2)
                                             File No. 33-52157
(To Prospectus dated March 1, 1994 and       CUSIP 66938H AE 0
Prospectus Supplement dated November 8, 1994)

NORWEST FINANCIAL, INC.
Senior
Medium Term Notes, Series B
(U.S. $ Fixed Rate)



Trade Date:  November 20, 1997      Original Issue Date:November 25, 1997
Principal Amount: $25,000,000.00 Net Proceeds to Issuer: $24,982,750.00 Issue Price: 100%*
Selling Agent's Commission: $17,250.00
Interest Rate:  6.20%
Maturity Date:  February 15, 2001



Form:
 X    Book Entry              Certificated


Redemption:
 X    The Notes cannot be redeemed prior to maturity
      The Notes may be redeemed prior to maturity

Initial Redemption Date:
Initial Redemption Price:                 %
Annual Redemption Price Reduction:        %

Repayment:
 X    The Notes cannot be repaid prior to maturity
      The Notes can be repaid prior to maturity at the option of the holder of the Note

Repayment Date:
Repayment Price:                          %


Discount Note:
      Yes          X    No

Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:


Selling Agent or Dealer:  NationsBanc Montgomery Securities, Inc.
   * NationsBanc Montgomery Securities, Inc. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by NationsBanc Montgomery Securities, Inc.